EXHIBIT 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Dial Corporation (the “Company”) on Form 10-K for the fiscal year ending December 31, 2003 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Herbert M. Baum, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Herbert M. Baum

Herbert M. Baum
Chief Executive Officer
March 10, 2004

This written statement is being furnished to the SEC as an exhibit to the Report. A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Dial Corporation and will be retained by The Dial Corporation and furnished to the SEC or its staff upon request.